Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-227810) pertaining to the VivoPower International PLC 2017 Omnibus Equity Incentive Plan of our report dated September 7, 2020 with respect to the consolidated financial statements of VivoPower International PLC which appears in this Form 20-F.

/s/ PKF Littlejohn LLP

PKF Littlejohn LLP	15 Westferry Circus
Canary Wharf
September 7, 2020	London E14 4HD